UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2024

M2I GLOBAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	7371	37-1904036
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Doug Cole

M2i Global, Inc.

885 Tahoe Blvd.

Incline Village, NV 89451

(775) 909-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2024, M2i Global, Inc. (“the Company”) appointed the Company’s Chief Executive Officer and President, Major General (Ret) Alberto Rosende, a results-focused and transformational senior leader with 30 years of experience in the global payments industry, to its Board of Directors, as director.

Maj. Gen. (Ret) Alberto Rosende has over 37 years of command and operational experience in the Army. Al’s military career spanned four decades and he served in command and staff assignments at every level through Division and Component level, including troop command and training command assignments, as well as combat tours in both Afghanistan and Iraq.

Mr. Rosende’s civilian career includes over 30 years of experience in management and consulting in the electronic payments industry. He worked at Visa, Inc., based in Miami, Florida, for over 20 years, where he supported financial institutions in Latin America and the Caribbean Region. Mr. Rosende’s expertise is in fraud prevention and risk management, providing consulting services in both the card issuer and merchant acceptance businesses. Prior to joining Visa, he worked at American Express where he managed operational units in credit, fraud prevention and detection, as well as in-house and outside agency collections.

Mr. Rosende holds a B.S. Degree in Business Administration from Nova Southeastern University, an M.S. Degree in National Resource Strategy from the Eisenhower School for National Security and Resource Strategy of the National Defense University, and an M.A. Degree in Education and Human Development from the George Washington University.

There are no family relationships with any of the executive officers or directors of the Company and the above referenced individual. There are no arrangements or understandings between the above referenced individual and any other persons pursuant to which he was selected as a board member, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On October 16, 2024, the Company issued a press release announcing the appointment of Maj. Gen. (Ret) Alberto Rosende as a director to the board of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Form 8-K, as well as the exhibit referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Exhibit Number	Description

99.1	Press Release dated, October 16, 2024
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M2i Global, Inc.

Date: October 18, 2024	By:	/s/ Doug Cole
	Name:	Doug Cole
	Title:	Executive Chairman and Chief Financial Officer